Exhibit 10.3

AMENDMENT TO

Ordinary SHARE PURCHASE WARRANT

This AMENDMENT TO ORDINARY SHARE PURCHASE WARRANT (this “Amendment”) is entered into as of June 17, 2026, by and between IceCure Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Company issued to the Holder those certain Series B Ordinary Share Purchase Warrants (the “Series B Warrants”) and Series C Ordinary Share Purchase Warrants (the “Series C Warrants” and, together with the Series B Warrants, the “Original Warrants”) on March 27, 2026;

WHEREAS, the Original Warrants are exercisable, in the aggregate, for up to 533,332 ordinary shares of the company, no par value, (the “Ordinary Shares”), at a per share exercise price equal to $16.50;

WHEREAS, pursuant to Section 5(l) of the Original Warrants, the Original Warrants may be modified or amended, or the provisions thereof waived, with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Warrants as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Amendment to Termination Date.

(a).	The term “Termination Date” in the Series B Warrant is hereby amended and restated from March 27, 2031 to June 18, 2031.

(b)	The term “Termination Date” in the Series C Warrant is hereby amended and restated from March 29, 2027 to June 18, 2027.

2. Amendment to Exercise Price. On the condition the Company receives the necessary shareholder approval from the shareholders of the Company to reduce the exercise price of the Original Warrants to $3.00 per share (“Shareholder Approval”), Section 2(b) of the Original Warrants are hereby amended and restated in its entirety as follows:

“b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $3.00, subject to further adjustment hereunder (the “Exercise Price”).”

4. Condition Precedent. The effectiveness of this Amendment shall be conditioned on the receipt of Shareholder Approval.

4. No Further Amendment. Except as amended by this Amendment, the Original Warrants remain unaltered and shall remain in full force and effect.

5. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 5(e) of the Original Warrants.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed and delivered by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

ICECURE MEICAL LTD.

By:	/s/ Eyal Shamir
Name:	Eyal Shamir
Title:	Chief Executive Officer

HOLDER

ARMISTICE CAPITAL MASTER FUND LTD.

By:	ARMISTICE CAPITAL, LLC
the Investment Manager

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	Managing Member

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